Exhibit 10.1

EXECUTION VERSION

SUPPORT AGREEMENT

This SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of June 23, 2019 by and among US Ecology, Inc., a Delaware corporation (“Parent”), US Ecology Parent, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Holdco”), Rooster Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Holdco (“Rooster Merger Sub”), and the undersigned stockholders (the “Stockholders”) of NRC Group Holdings Corp., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, Parent, Holdco, Rooster Merger Sub, ECOL Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Holdco (“Parent Merger Sub”) and the Company have entered into an Agreement and Plan of Merger of even date herewith (the “Merger Agreement”), which provides for, among other things, the merger of Rooster Merger Sub with and into the Company, with the Company continuing as the surviving corporation (the “Rooster Merger”), pursuant to which each share of Company common stock, par value $0.0001 per share (“Company Common Stock”), and Company 7.00% Series A Convertible Cumulative Preferred Stock, par value 0.0001 per share (the “Company Series A Preferred Stock”) that is not a Dissenting Share will thereupon be cancelled and converted into the right to receive the Common Merger Consideration or the Preferred Merger Consideration, as applicable;

WHEREAS, the Stockholders are record holders and/or beneficial owners (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), of such number of shares of the Company Capital Stock as is indicated on Schedule I of this Agreement; and

WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Parent, Holdco Parent Merger Sub and Rooster Merger Sub have required the Stockholders, and in order to induce Parent, Holdco Parent Merger Sub and Rooster Merger Sub to enter into the Merger Agreement, each Stockholder (solely in each Stockholder’s capacity as such) has agreed, to enter into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement and for other good and valuable consideration and intending legally to be bound, the receipt and adequacy of which are hereby acknowledged, the parties to this Agreement agree as follows:

1.                                      Certain Definitions. All capitalized terms that are used but not defined herein shall have the respective meanings ascribed to them in the Merger Agreement. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

(a)                                 “Encumbrance” shall mean any lien, hypothecation, adverse claim, charge, security interest, pledge or option, proxy, right of first refusal, voting trust or any other similar right.

(b)                                 “Expiration Date” shall mean the earlier to occur of (i) such date and time as the Merger Agreement shall have been validly terminated pursuant to Article VII thereof, (ii) the Effective Time, (iii) such date that a Company Adverse Recommendation Change pursuant to Section 5.04(e) of the Merger Agreement has been made and (iv) the termination of this Agreement by mutual written consent of the parties.

(c)                                  “Permitted Encumbrance” shall mean any Encumbrance arising under securities Laws.

(d)                                 “Subject Shares” shall mean (i) all shares of Company Common Stock and Company Series A Preferred Stock beneficially owned by such Stockholder as of the date hereof and (ii) all additional shares of Company Common Stock and Company Series A Preferred Stock of which such Stockholder acquires beneficial ownership during the Support Period (including by way of stock dividend or distribution, split-up, recapitalization, combination, exchange of shares or issued upon the exercise of any options, the settlement of any restricted stock or other conversion of any convertible securities).

(e)                                  “Support Period” means that period from the date of this Agreement through the Expiration Date.

(f)                                   “Transfer” means to, directly or indirectly, (i) sell, pledge, create an Encumbrance with respect to (other than Permitted Encumbrances), assign, exchange, grant an option with respect to, transfer, gift, dispose of or enter into any derivative arrangement with respect to any subject property or any interest therein; or (ii) enter into an agreement or commitment providing for the sale, pledge, creation of an Encumbrance (other than Permitted Encumbrances), assignment, exchange, transfer, gift, disposition of or any derivative arrangement with respect to, or grant of an option with respect to, such subject property or any interest therein.

2.                                      Transfer of Subject Shares.

(a)                                 Transfer Restrictions. Except as expressly contemplated by this Agreement, during the Support Period, each Stockholder shall not cause or voluntarily consent to any Transfer of any of the Subject Shares to be effected.  Notwithstanding the foregoing, (x) direct or indirect transfers of equity or other interests in such Stockholder by its equityholders is not prohibited by this Section 2(a) and (y) each Stockholder may make Transfers of Subject Shares as Parent may agree in advance in writing.

(b)                                 Transfer of Voting Rights. During the Support Period, each Stockholder shall not (i) deposit any Subject Shares in a voting trust or grant any proxy or power of attorney or enter into any voting agreement or similar agreement with respect to any of the Subject Shares or (ii) take (or knowingly refrain from taking) any other action that would in any way restrict, limit or interfere with the performance of such Stockholder’s obligations hereunder. Any action taken in violation of the foregoing sentence shall be null and void ab initio and such Stockholder agrees that any such prohibited action may and should be enjoined.

(c)                                  Exceptions. Nothing in this Section 2 shall prohibit a Transfer of Subject Shares by a Stockholder to one or more partners, or members of a Stockholder or to an affiliated entity under common control with a Stockholder; provided, however, that a Transfer referred to in this Section 2(c) shall be permitted only if the transferee agrees in advance in writing, reasonably satisfactory in form and substance to Parent, to be bound by the terms of this Agreement.

(d)                                 Involuntary Transfer. If any involuntary Transfer of any of the Subject Shares shall occur (including, but not limited to, a sale by such Stockholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Subject Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until valid termination of this Agreement.

3.                                      Voting Agreement.

a.              During the Support Period, each Stockholder irrevocably and unconditionally hereby agrees that at any meeting (whether annual or special and each postponement, recess, adjournment or continuation thereof) of the Company’s stockholders, however called, and in connection with any written consent of the Company’s stockholders, if applicable, each Stockholder shall (i) appear at such meeting or otherwise cause all of the Subject Shares entitled to vote thereat, as applicable, to be counted as present thereat for purposes of calculating a quorum, and (ii) vote or cause to be voted (including by proxy or written consent, if applicable) all such Subject Shares entitled to vote thereat, as applicable, (A) in favor of the adoption of the Merger Agreement, (B) in favor of any proposal to adjourn or postpone such meeting of the Company’s stockholders to a later date if there are not sufficient votes to adopt the Merger Agreement, (C) against any action or proposal in favor of a Takeover Proposal, without regard to the terms of such Takeover Proposal, and (D) against any action, proposal, transaction, agreement or amendment of the Company’s Governing Documents, in each case of this clause (D) which would reasonably be expected to (1) result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of such Stockholder contained in this Agreement, or (2) prevent, impede, interfere with, delay, postpone, or adversely affect the consummation of the transactions contemplated by the Merger Agreement, including the Rooster Merger. For the avoidance of doubt, the foregoing commitments apply to any Subject Shares held by any trust, limited partnership or other entity directly or indirectly holding Subject Shares for which such Stockholder serves in any partner, stockholder, trustee or similar capacity. Each Stockholder represents, covenants and agrees that, (x) except for this Agreement, it has not entered into, and shall not enter into during the Support Period, any voting agreement or voting trust with respect to any Subject Shares and

(y) except as expressly set forth herein, each Stockholder has not granted, and shall not grant during the Support Period, a proxy, consent or power of attorney with respect to any Subject Shares. Each Stockholder agrees not to enter into any agreement or commitment with any person the effect of which would violate the provisions of this Agreement.

b.              In furtherance and not in limitation of the foregoing, until the termination of this Agreement in accordance with its terms, each Stockholder hereby appoints each of Jeffrey R. Feeler and Wayne R. Ipsen or any other person acting as Chief Executive Officer or General Counsel of Parent and any designee thereof, and each of them individually, its proxy and attorney-in-fact, with full power of substitution and resubstitution, to vote or act by written consent during the Support Period with respect to any and all of the Subject Shares in accordance with this Section 3. This proxy and power of attorney are given to secure the performance of the duties of each Stockholder under this Agreement. Each Stockholder hereby agrees that this proxy and power of attorney granted by each Stockholder shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient under applicable Law to support an irrevocable proxy and shall revoke any and all prior proxies granted by such Stockholder with respect to any Subject Shares regarding the matters set forth in this first sentence of this paragraph. The power of attorney granted by each Stockholder herein is a durable power of attorney and shall survive the bankruptcy, death or incapacity of such Stockholder.

4.                                      Non-Solicitation. Each Stockholder hereby agrees, and agrees to cause its controlled affiliates (which, for the avoidance of doubt, does not include the Company) and its and their representatives not to, take any action which, were it taken by the Company or its Representatives, would violate Section 5.04 (No Solicitation) of the Merger Agreement.

5.                                      Directors and Officers. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall (or shall require a Stockholder to attempt to) limit or restrict a Stockholder in his or her capacity as a director or officer of the Company or any designee of, or Person affiliated with, such Stockholder who is a director or officer of the Company from acting in such capacity and exercising his or her rights or fiduciary duties as a director or officer of the Company or voting in such person’s sole discretion on any matter (it being understood that this Agreement shall apply to such Stockholder solely in such Stockholder’s capacity as a stockholder of the Company and that any director or officer of the Company who signs this Agreement on behalf of a Stockholder is signing only as an individual and not in any other capacity). No action (or inaction) taken by a Stockholder or any designee of, or Person affiliated with, such Stockholder who is a director or officer of the Company in their capacity as a director or officer of the Company shall be deemed to constitute a breach of this Agreement.

6.                                      No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent, Holdco, Parent Merger Sub or Rooster Merger Sub any direct or indirect ownership or incidence of ownership of or with respect to any Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to each Stockholder, and neither Parent, Holdco, Parent Merger Sub nor Rooster Merger Sub shall have the authority by virtue of this Agreement or the transactions to be consummated pursuant hereto to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of the Company or exercise any power or authority to direct such Stockholder in the voting of any of the Subject Shares to the extent such Subject Shares are entitled to be voted, except as otherwise provided herein.

7.              Representations and Warranties of the Stockholders. Each Stockholder on its own behalf hereby represents and warrants to Parent, Holdco, Parent Merger Sub and Rooster Merger Sub, severally and not jointly, as follows:

(a)                                 Power; Binding Agreement. Such Stockholder has full power and authority to execute and deliver this Agreement, to perform such Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by such Stockholder of this Agreement, the performance by such Stockholder of its obligations hereunder and the consummation by such Stockholder of the transactions contemplated hereby have been duly and validly authorized by such Stockholder and no other actions or proceedings on the part of such Stockholder are necessary to authorize the execution and delivery by such Stockholder of this Agreement, the performance by such Stockholder of its obligations hereunder or the consummation by such Stockholder of the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Stockholder, and, assuming this Agreement constitutes a valid and binding obligation of Parent, Holdco and Rooster Merger Sub and the Company constitutes a valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance and other equitable remedies.

(b)                                 No Conflicts. Except for filings under the Exchange Act, the Securities Act and filings under the HSR Act, no filing with, and no permit, authorization, consent, or approval of, any Governmental Authority is necessary for the execution and delivery by such Stockholder of this Agreement, the performance by such Stockholder of its obligations hereunder and the consummation by such Stockholder of the transactions contemplated hereby. None of the execution and delivery by such Stockholder of this Agreement, the performance by such Stockholder of its obligations hereunder or the consummation by such Stockholder of the transactions contemplated hereby will (i) conflict with or result in any breach of any Governing Documents of such Stockholder; (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, commitment, arrangement, understanding or other agreement to which such Stockholder is a party or by which such Stockholder or any of such Stockholder’s properties or assets may be bound; or (iii) violate any order, writ, injunction, decree, judgment, order, statute, rule, or regulation applicable to such Stockholder or any of such Stockholder’s properties or assets, except, in the case of each of the foregoing clauses (i) - (iii), as would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the consummation by such Stockholder of the transactions contemplated hereby.

(c)                                  Ownership of Shares. Each Stockholder is the record and/or beneficial owner of the shares of Company Common Stock and Company Series A Preferred Stock as of the date hereof set forth opposite such Stockholder’s name on Schedule I of this Agreement, all of which are free and clear of any Encumbrances (other than Permitted Encumbrances) other than any Encumbrances that would not prevent or delay such Stockholders’ ability to perform such Stockholder’s obligations hereunder.  Each Stockholder does not own, of record or beneficially, any securities of the Company other than those securities set forth opposite such Stockholders’ name on Schedule I of this Agreement (except that such Stockholder may be deemed to beneficially own the shares of Company Common Stock underlying the conversion of the Company Series A Preferred Stock in accordance with Rule 13d-3 of the Exchange Act).

(d)                                 Voting and Disposition Power. Each Stockholder has sole voting power with respect to the Subject Shares and sole power of disposition, sole power to issue instructions with respect to the matters set forth herein and sole or shared power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Subject Shares. None of the shares of Company Common Stock and Company Series A Preferred Stock indicated on Schedule I of this Agreement are subject to any stockholders’ agreement, proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Shares except as would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the consummation by such Stockholder of the transactions contemplated hereby.

(e)                                  Reliance. Each Stockholder has been represented by or had the opportunity to be represented by, independent counsel of its own choosing, and that it has had the full right and opportunity to consult with its attorney, that to the extent, if any, that it desired, it availed itself of this right and opportunity, that it or its authorized officers (as the case may be) have carefully read and fully understand this Agreement and the Merger Agreement in its entirety and have had it fully explained to them by its counsel, that it is fully aware of the contents thereof and its meaning, intent and legal effect, and that it or its authorized officer (as the case may be) is competent to execute this Agreement and has executed this Agreement free from coercion, duress or undue influence. Each Stockholder understands and acknowledges that the Company, Parent, Holdco, Parent Merger Sub and Rooster Merger Sub are entering into the Merger Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Agreement.

(f)                                   Absence of Litigation. With respect to each Stockholder, as of the date hereof, there is no action, suit, claim, proceeding, charge, arbitration or investigation pending against, or, to the actual knowledge of such Stockholder, threatened in writing against such Stockholder or any of such Stockholder’s properties or assets (including the Subject Shares) before or by any Governmental Authority that could reasonably be expected to prevent or materially delay or impair the consummation by such Stockholder of the transactions contemplated by this Agreement or otherwise materially impair the Stockholder’s ability to perform its obligations hereunder.

(g)                                  Brokers. No broker, finder, financial advisor, investment banker or other Person is entitled to any brokerage, finder’s, financial advisor’s or other similar fee or commission from Parent, Holdco, Parent Merger Sub, Rooster Merger Sub or the Company in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Stockholders.

8.              Representations and Warranties of Parent, Holdco and Rooster Merger Sub. Parent, Holdco and Rooster Merger Sub represent and warrant to the Stockholders as follows:

(a)                                 Organization and Qualification. Each of Parent, Holdco and Rooster Merger Sub is a duly organized and validly existing corporation in good standing under the applicable Laws of the jurisdiction of its organization. All of the issued and outstanding capital stock of Holdco and Rooster Merger Sub is owned directly or indirectly by Parent.

(b)                                 Power; Binding Agreement. Each of Parent, Holdco and Rooster Merger Sub has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Parent, Holdco and Rooster Merger Sub of this Agreement, the performance by each of Parent, Holdco and Rooster Merger Sub of its obligations hereunder and the consummation by Parent, Holdco and Rooster Merger Sub of the transactions contemplated hereby have been duly and validly authorized by each of Parent, Holdco and Rooster Merger Sub and no other actions or proceedings on the part of Parent, Holdco or Rooster are necessary to authorize the execution and delivery by Parent, Holdco or Rooster Merger Sub, the performance by either Parent, Holdco or Rooster Merger Sub of its obligations hereunder or the consummation by Parent, Holdco or Rooster Merger Sub of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent, Holdco and Rooster Merger Sub, and, assuming this Agreement constitutes a valid and binding obligation of the Stockholders, constitutes a valid and binding obligation of each of Parent, Holdco and Rooster Merger Sub, enforceable against each of Parent, Holdco and Rooster Merger Sub in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance and other equitable remedies.

9.              Disclosure. Each Stockholder shall permit the Company, Parent, Holdco, Parent Merger Sub and Rooster Merger Sub to publish and disclose (in all documents and schedules filed with the SEC, and any press release or other disclosure document that the Company, Parent, Holdco, Parent Merger Sub or Rooster Merger Sub determines to be necessary or desirable in connection with the Rooster Merger and any transactions related thereto) such Stockholder’s identity and ownership of Subject Shares and the nature of the commitments, arrangements and understandings under this Agreement. Parent, Holdco, Parent Merger Sub and Rooster Merger Sub shall permit the Stockholders to publish and disclose in all disclosure documents required by Law (including any registration statement / proxy statement on Form S-4), the nature of the commitments, arrangements and understandings under this Agreement.

10.       Waiver of Appraisal Rights. Each Stockholder hereby waives, to the full extent permitted by Law, and agrees not to assert any, appraisal rights pursuant to Section 262 of the DGCL or otherwise in connection with the Rooster Merger with respect to any and all Subject Shares held by the undersigned of record or beneficially owned and entitled to appraisal rights pursuant to Section 2.04 (Appraisal Rights) of the Merger Agreement.

11.       Further Assurances. Subject to the terms and conditions of this Agreement, each party shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary to fulfill such party’s obligations under this Agreement.

12.       Termination. This Agreement shall terminate and shall have no further force or effect as of the Expiration Date; provided that this Section 12 and Section 13 shall survive such termination and remain in full force and effect.  Notwithstanding the foregoing, nothing set forth in this Section 12 shall relieve any party hereto from liability for any willful breach of this Agreement that is material prior to such termination.

13.       Miscellaneous Provisions.

(a)                                 Amendment or Supplement. This Agreement may be amended or supplemented in any and all respects by written agreement signed by Parent and the Stockholders.

(b)                                 Entire Agreement; No Third Party Beneficiary. This Agreement (including the Schedule to this Agreement) constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersede all other prior agreements and understandings, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement.  This Agreement is for the sole benefit of the parties hereto and their permitted assigns and respective successors and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

(c)                                  Governing Law  This Agreement and all Legal Actions (whether based on contract, tort, or statute) arising out of or relating to this Agreement or the actions of any of the parties hereto in the negotiation, administration, performance, or enforcement hereof, shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Delaware.

(d)                                 Jurisdiction.  Each of the parties hereto irrevocably agrees that any Legal Action with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by any other party hereto or its successors or assigns shall be brought and determined exclusively in the Court of Chancery in and for New Castle County, Delaware, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such Legal Action, in the United States District Court for the District of Delaware. Each of the parties hereto agrees that mailing of process or other papers in connection with any such Legal Action in the manner provided in Section 13(g) or in such other manner as may be permitted by applicable Laws, will be valid and sufficient service thereof. Each of the parties hereto hereby irrevocably submits with regard to any such Legal Action for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any Legal Action relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim, or otherwise, in any Legal Action with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder: (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 13(d); (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise); and (c) to the fullest extent permitted by the applicable Law, any claim that (i) the suit, action, or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action, or proceeding is improper, or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT.

(e)                                  Specific Enforcement. The parties hereto agree that the rights of each party to consummate the transactions contemplated by this Agreement are special, unique and of extraordinary character and that irreparable damage would occur if any provision of this Agreement are not performed in accordance with the terms hereof or are otherwise breached, and that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in the Court of Chancery of the State of Delaware without necessity of posting a bond or other form of security. In the event that any action or proceeding should be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at Law.

(f)                                   Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as provided in Section 2(c), neither the Stockholders nor Parent nor Holdco nor Rooster Merger Sub may assign their rights or obligations hereunder without the prior written consent of the other parties, which consent shall not be unreasonably withheld, conditioned, or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.

(g)                                  Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by email (with confirmation of transmission); or (d) on the third (3rd) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 13(g)):

if to Parent, Holdco, Parent Merger Sub or Rooster Merger Sub:

c/o US Ecology, Inc.

US Ecology, Inc.

101 S. Capitol Blvd., Suite 1000

Boise, ID 83702

Attention: Wayne Ipsen, General Counsel

Email:        wayne.ipsen@usecology.com

with a copy to (which copy shall not constitute notice):

Dechert LLP

Cira Centre

2929 Arch Street

Philadelphia, PA 19104

Attention: Stephen M. Leitzell

Email:       stephen.leitzell@dechert.com

if to the Stockholders:

c/o J.F. Lehman & Company

110 East 59th Street, 27th Floor

New York, NY 10022

Attention: C. Alexander Harman, Glenn M. Shor and David L. Rattner

Email: cah@jflpartners.com, gms@jflpartners.com, and dlr@jflpartners.com with a copy (which shall not constitute notice) to:

Jones Day

2727 North Harwood Street, Suite 500

Dallas, TX 75201

Attention: Alain A. Dermarkar

Email: adermarkar@jonesday.com

(h)                                 Severability. The provisions of this Agreement shall be deemed severable and if any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

(i)                                     Stockholder Obligation Several and Not Joint. The obligations of each Stockholder hereunder shall be several and not joint, and no Stockholder shall be liable for any breach of the terms of this Agreement by any other Stockholder.

(j)                                    Construction.

a.              For purposes of this Agreement, whenever the context requires: (A) the singular number shall include the plural, and vice versa; (B) the masculine gender shall include the feminine and neuter genders; (C) the feminine gender shall include the masculine and neuter genders; and (D) the neuter gender shall include the masculine and feminine genders.

b.              The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

c.               As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(k)                                 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

(l)                                     Counterparts; Signatures. This Agreement may be executed in any number of counterparts, all of which will be one and the same agreement. This Agreement will become effective when each party to this Agreement shall have received counterparts signed by all of the other parties.  This Agreement may be executed and delivered by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by combination of such means, each of which shall be deemed an original.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed to be effective as of the date first above written.

US ECOLOGY, INC.

By:	/s/ Jeffrey R. Feeler
Name: Jeffrey R. Feeler
Title: President

US ECOLOGY PARENT, INC.

By:	/s/ Jeffrey R. Feeler
Name: Jeffrey R. Feeler
Title: President

ROOSTER MERGER SUB, INC.

By:	/s/ Jeffrey R. Feeler
Name: Jeffrey R. Feeler
Title: President

JFL-NRC-SES PARTNERS, LLC

By:	/s/ C. Alexander Harman
Name: C. Alexander Harman
Title: President and Assistant Secretary

JFL-NRCG HOLDINGS III, LLC

By:	/s/ David L. Rattner
Name: David L. Rattner
Title: Secretary

JFL-NRCG HOLDINGS IV, LLC

By:	/s/ David L. Rattner
Name: David L. Rattner
Title: Secretary

SCHEDULE I

NAME AND ADDRESS	COMPANY COMMON STOCK	COMPANY SERIES A PREFERRED STOCK

JFL-NRC-SES Partners, LLC	23,021,521	—
JFL-NRCG Holdings III, LLC	165,568	24,133
JFL-NRCG Holdings IV, LLC	1,892,605	275,867
(see notices section for address)

TOTAL	25,079,694	300,000